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Exhibit 10.10

EMPLOYMENT AGREEMENT

        THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of March 5th, 2005, the date of its execution by and between Uni-Pixel, Inc., a Delaware corporation ("Uni-Pixel," together with its subsidiaries, the "Company"), and Frank DeLape (the "Employee" or "DeLape").

W I T N E S S E T H:

        WHEREAS, the Employee desires to serve the Company as executive Chairman of the Board of Directors of Uni-Pixel (the "Board"); and

        WHEREAS, the Company desires to employ DeLape as executive Chairman of the Board of Uni-Pixel.

        NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and the Employee hereby agree as follows:

        1.     Term of Employment; Office and Duties.

          (a)   Commencing on the date hereof, and for an initial term ending December 31, 2008, the Company shall employ the Employee as its most senior executive officer with the title of Chairman of the Board, with the duties and responsibilities prescribed for such office in the Bylaws of Uni-Pixel, as amended on or about the date hereof to take into account this employment arrangement, and such additional duties and responsibilities consistent with such position as may from time to time be assigned to the Employee by the Board and agreed to by the Employee. The Employee agrees to perform such duties and discharge such responsibilities in accordance with the terms of this Agreement. This Agreement shall be renewed for an additional 1 year term, by the mutual written agreement of the Employee and the Company, at least 30 days prior to its expiration. The period that the Employee serves as an employee of Uni-Pixel pursuant to this Agreement shall be referred to as the "Employment Term" (including as a result of any extension of the initial term ending December 31, 2008).

          (b)   The Employee shall be required to provide a reasonable portion of his working time to the business and affairs of the Company other than during vacations and periods of illness or incapacity. The Company understands and acknowledges that the Employee has substantial business interests, executive positions and directorships other than in his capacity as Chairman. In order to fulfill his obligations under this Agreement, the Employee is not expected to devote his full business time and attention to the Company, nor is he required to provide such services from the Company's principal executive offices. The Employee is only required to devote such time as he deems reasonably necessary to fulfill his role as Chairman; provided, however, given the Company's development stage it is expected the Employee would devote greater time to the Company at the commencement of the Employment Term than in subsequent years. For the avoidance of doubt, nothing in this Agreement shall preclude the Employee from devoting time required: (i) for serving as a director or officer of any organization or entity that does not result in a violation of Section 5; (ii) delivering lectures or fulfilling speaking engagements; or (iii) engaging in charitable and community activities.

        2.     Compensation and Benefits. For all services rendered by the Employee as Chairman during the Employment Term, including without limitation, services as a director generally or member of any committee of the Board or any subsidiary or division thereof, the Employee shall be compensated as follows:

          (a)   Base Salary. The Company shall pay the Employee a fixed base salary ("Base Salary") of no less than $250,000 per year; provided, however, that at any time that (i) Uni-Pixel's market capitalization reaches $200 million on any one day (based on the then-current share price and total number of shares of Common Stock then-outstanding (including Common Stock equivalents convertible into Common Stock, such as convertible preferred stock and warrants) or, (ii) beginning from December 7, 2004, the Company has raised or acquired cumulative equity or licensing revenue arrangements of $20 million (regardless of whether from the issuance of stock, warrants, options or other securities, conversion of debt or other obligations to equity or as a result of a recapitalization event or licensing revenue and fees paid in cash or in-kind to the Company), then the Base Salary shall automatically be raised to $350,000 per year on such date without the requirement of any further action by the Company or the Employee. The Board may periodically review the Employee's Base Salary and may determine to increase the Employee's salary, in accordance with such policies as the Company may hereafter adopt from time to time, if it deems appropriate, but such Base Salary may not be reduced below the amounts set forth above once a Base Salary is set. Base Salary will be payable in accordance with the customary payroll practices of the Company.

          (b)   Bonus. The Employee will be entitled to receive an annual bonus (the "Annual Bonus"), payable each fiscal year subsequent to the issuance of final audited financial statements for the prior fiscal year, but in no case later than 60 days after the end of the Company's most recently completed fiscal year. The final determination on the amount of the Annual Bonus will be made by the Compensation Committee of the Board, based on mutually agreed upon criteria. The Compensation Committee may also consider other more subjective factors in making its determination. The targeted amount of the Annual Bonus shall be 45% of the then-current Base Salary. The actual Annual Bonus for any given period may be higher or lower than 45%, but under all circumstances the Employee shall be paid a minimum bonus of 25% of then-current Base Salary on an annual basis as provided above.

          (c)   Fringe Benefits.

            (i)    The Employee shall be entitled to participate in such employee benefit and other compensatory or non-compensatory plans that senior executives are permitted to participate in, including disability, health, dental and life insurance plans, option and bonus plans, and other fringe benefit plans or programs, including a 401(k) retirement plan, of the Company established from time to time by the Board, subject to the rules and regulations applicable thereto. During the Employment Term, if for any reason as a result of the Employee's non full-time status he would not be permitted to participate in any such plan, the Company will promptly advise the Employee in writing of such fact and the reasons therefor. In such event, the Company agrees to use its reasonable best efforts to find an alternate or standalone plan that would permit participation to the Employee at no additional cost to the Employee;

            (ii)   Notwithstanding anything in Section 2(c)(i) to the contrary, contemporaneous with the execution of this Agreement, the Employee will be granted a non-qualified stock option (the "Employment Option") to purchase 600,000 shares of Uni-Pixel's common stock, par value $.001 per share (the "Common Stock"), with an exercise price of $4.00 per share. Beginning on March 31, 2005, the 600,000 options shall vest monthly at the rate of 13,043 shares over 46 months, with 13,065 shares vesting in the 46th month to ensure full vesting by December 31, 2008; provided, however, that in the event (A) of a "Change in Control" or (B) the Employee's employment is terminated by (I) reason of the Employee's death pursuant to Section 4(a), (II) the Company without "Cause" pursuant to Section 4(b) or (III) the Employee for "Good Reason" pursuant to Section 4(c), all unvested options shall accelerate and immediately vest and become exercisable in full on the earliest of the date of the Change in Control or the date of the Employee's termination pursuant to Sections 4(a), (b) and (c), as applicable. The term of the Employment Option will be 10 years from the date of grant;

            (iii)  For purposes of this Agreement, a "Change in Control" shall mean:

              (A)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of (I) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (II) the combined voting power of the then-outstanding voting securities of Uni-Pixel generally entitled to vote in the election of directors (the "Outstanding Company Voting Securities") regardless of whether such acquisition is as a result of the issuance of securities by Uni-Pixel to such Person, by such Person acquiring such shares publicly or in private sales (or in any combination of acquisitions or public or private sales or both), or otherwise; provided, however, that the following shall not constitute a Change in Control: (a) any issuance or acquisition of securities of Uni-Pixel whereby the Employee (including his affiliates) reaches or exceeds such 25% threshold, or (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Uni-Pixel or any entity controlled by Uni-Pixel;

              (B)  if individuals who, as of the date of execution of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination, was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

              (C)  approval by the stockholders of Uni-Pixel of a reorganization, merger, consolidation or other business combination (collectively, a "Business Combination"), unless following such Business Combination more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination and the combined voting power of the then-outstanding voting securities of such entity generally entitled to vote in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

              (D)  (I) approval by the stockholders of Uni-Pixel of a complete liquidation or dissolution of Uni-Pixel or (II) the first to occur of (a) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Uni-Pixel, or (b) the approval by the stockholders of Uni-Pixel of any such sale or disposition.

          (d)   Withholding and Employment Tax. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer to an employee.

          (e)   Disability. The Company shall, to the extent such benefits can be obtained at a reasonable cost, provide the Employee with disability insurance benefits of at least 80% of his gross Base Salary per month. In the event of the Employee's Disability (as hereinafter defined), the Employee and his family shall continue to be covered by all of the Company's employee welfare benefit plans described under Section 2(c), at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for the lesser of the term of such Disability and 48 months, in accordance with the terms of such plans.

          (f)    Death. The Company shall, to the extent such benefits can be obtained at a reasonable cost, provide the Employee with life insurance benefits in the amount of at least $4,000,000. In the event of the Employee's death, the Employee's family shall continue to be covered by all of the Company's employee welfare benefit plans described under Section 2(c), at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for 36 months following the Employee's death in accordance with the terms of such plans.

          (g)   Vacation. The Employee shall receive 4 weeks of vacation annually, administered in accordance with the Company's existing vacation policy.

          (h)   Secretary. The Company shall provide the Employee with a secretary/administrative assistant designated by and acceptable to the Employee and the Company shall pay all costs for such secretary, including salary, benefits and office equipment and materials.

          (i)    Registration Rights. Upon the termination of the Employee's employment with the Company (for any reason other than for Cause) and for 24 months thereafter, the Employee shall have the registration rights set forth on Schedule A.

        3.     Business Expenses. The Company shall pay or reimburse the Employee for all reasonable travel, business and entertainment expenses incurred by or necessary for the Employee to perform his duties under this Agreement, including reimbursement for attending out-of-town meetings of the Board, in accordance with such policies and procedures as the Company may from time to time establish for senior officers and subject to the Company's normal requirements with respect to reporting and documentation of such expenses. The Company shall also pay a car allowance of $1,500 per month for Employee's automobile (as well as the cost of insurance, gas and oil, cleaning, tires maintenance, etc.). The Employee will also be provided an office allowance of $4,500 per month to defer professional office space expenses associated with executing his Chairman responsibilities. Further, the Company will reimburse all expenses incurred by the Employee for his direct office expenses (other than rent) and for otherwise performing his duties hereunder, including without limitation reimbursement for office supplies and equipment, telephone charges (cellular or otherwise), equipment for text messaging, paging, computing, Internet connectivity and wireless communications (including monthly service charges, equipment purchase and maintenance). The Company will expressly reimburse the Employee for all costs associated with his computer equipment and peripherals including both laptop and desktop including replacement of capital equipment.

        4.     Termination of Employment. Notwithstanding any other provision of this Agreement, the Employee's employment with the Company may be terminated upon written notice to the other party as follows and with such other requirements as are set forth below:

          (a)   By the Company, in the event of the Employee's Disability or for Cause. The Employee's employment automatically terminates on his death. For purposes of this Agreement, "Cause" shall mean any one of the following: (i) the final, non-appealable conviction of the Employee of a felony; (ii) the Employee having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (iii) the Employee having committed acts or omissions constituting a material breach, as a Board member, of his duty of loyalty or fiduciary duty to Uni-Pixel; or (iv) the Employee having committed acts or omissions constituting a willful and material breach of this Agreement.

            (i)    Termination of the Employee's employment for Cause shall be communicated by delivery to the Employee of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable advance written notice to the Employee and reasonable opportunity for the Employee, together with the Employee's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board an event constituting Cause for termination in accordance with Section 4(a) has occurred and specifying the particulars thereof (a "Notice of Termination").

            (ii)   If the event constituting Cause for termination is of a type specified in Section 4(a)(ii), (iii) or (iv), any Notice of Termination shall state the reasons for material breach and the Employee shall have 30 calendar days from the date of receipt of such notice or such longer reasonable cure period agreed to by the Company and the Employee to effect a cure of the event described therein and, upon cure thereof by the Employee as set forth in the Notice of Termination to the reasonable satisfaction of the Board, such event shall no longer constitute Cause for purposes of this Agreement and the Company shall thereafter have no further right hereunder to terminate the Employee's employment for Cause as a result of such event. The Employee must be advised within 30 calendar days of the occurrence of any event constituting Cause in order for the Company to terminate him pursuant to this Section 4(a). The date of termination for Cause shall be the date specified in the Notice of Termination; provided, however, that no such written notice shall be effective unless the cure period specified above has expired without the Employee having corrected the event or events subject to cure as provided herein.

            (iii)  The date of termination for Disability shall be the date the Company sends the Employee a written notice to such effect. For purposes of this Agreement, "Disability" shall mean the inability of the Employee, in the reasonable judgment of a physician appointed by the Board, to perform his duties of employment because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 150 days in any 365-day period or for any period of 120 consecutive days.

            (iv)  In the event of any termination under this Section 4(a), the Company shall pay by the next payroll period all amounts then due to the Employee under Section 2(a) of this Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination (including bonuses), and, if such termination was for Cause, the Company shall have no further obligations to the Employee under this Agreement (including no obligation with respect to bonuses), and any and all options granted hereunder shall terminate according to their terms of grant; provided, however, in the event of the Employee's death, (A) the Company will continue to pay the Employee's heirs or beneficiaries his Base Salary (at a monthly rate equal to the rate in effect immediately prior to such termination and which is in compliance with the Base Salary requirements of Section 2) for 12 months following the date of termination (on regular payroll dates) and (B) on the date of termination, all unvested options or similar rights of any kind (including restricted stock) granted to the Employee whether under this Agreement or otherwise shall accelerate and immediately vest and become exercisable (or, with respect to restricted stock, owned) in full. Such options may be exercised for the longer of (A) 12 months from the date of the Employee's death and (B) the exercise term of each relevant option grant. In the event of a termination due to the Employee's Disability or death, the Company shall also comply with its obligations under Sections 2(e) and 2(f).

          (b)   By the Company, in the absence of Cause, for any reason and in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, pay to the Employee a lump sum amount (the "Termination Payment") equal to the Base Salary (at a monthly rate equal to the rate in effect immediately prior to such termination and which is in compliance with the Base Salary requirements of Section 2) multiplied by the larger of (i) the number of months (including partial months) remaining in the Employment Term and (ii) twenty-four months from the date of termination (the longer of such two-periods, the

  "Termination Period"). Such lump sum shall be paid in full (less applicable withholding taxes) at the Company's next regular payroll period. In addition, the Company will pay to the Employee a minimum bonus, payable as severance within 60 days after the close of the Company's most recent fiscal year for which an annual bonus hereunder has not yet been determined as of the date of termination, in an amount equal to the greater of (i) $70,000 or (ii) the amount of Annual Bonus determined in accordance with the provisions of Section 2(b) hereof, pro rated for that portion of the fiscal year during which the Employee was employed by the Company. On the date of termination, all unvested options or similar rights of any kind (including restricted stock) granted to the Employee whether under this Agreement or otherwise shall accelerate and immediately vest and become exercisable (or, with respect to restricted stock, owned) in full. Such options may be exercised for the longer of (A) the Termination Period and (B) the exercise term of each relevant option grant. Finally, during the Termination Period, the Company shall continue the benefits for the Employee and his family provided for under Section 2 at no cost to the Employee, as well as the secretarial services under Section 2(g) and the reimbursement of office, computing and telephonic expenses under Section 3 for the Employee's office, as if the Employee remained employed by the Company through the end of the Termination Period.

          (c)   By the Employee for "Good Reason" (as the Employee shall determine in good faith), which shall be deemed to exist: (i) if the Board fails to elect or reelect the Employee to, or removes the Employee from, any of the offices referred to in Section 1(a) or the Employee fails to be reelected to the Board or ceases to hold the "Chairman" title; (ii) if the Employee is assigned any duties materially inconsistent with the duties or responsibilities as contemplated by this Agreement, for a Chairman of the Board, or any other action by the Company that results in a material diminution in such position, authority, compensation benefits duties, or responsibilities; (iii) if the Company shall have continued to fail to comply with any material provision of this Agreement after a 30-day period to cure (if such failure is curable) following written notice by the Employee to the Company of such non-compliance; (iv) upon a Change in Control; or (v) if the Company requires that the Employee be based at any office or location other than one selected by the Employee (it being agreed and understood that the Employee may work out of his offices at 700 Gemini Street, Houston, Texas). In the event of any termination under this Section 4(c), the Company shall, as liquidated damages or severance pay, or both, pay the Termination Payment to the Employee in the same amount and manner as under Section 4(b). In addition, the Company will pay to the Employee a minimum bonus, payable as severance within 60 days after the close of the Company's most recent fiscal year for which an annual bonus hereunder has not yet been determined as of the date of termination, in an amount equal to the greater of (i) $70,000 or (ii) the amount of Annual Bonus determined in accordance with the provisions of Section 2(b) hereof, for that portion of the fiscal year during which the Employee was employed by the Company pursuant to this Agreement. On the date of termination, all unvested options or similar rights of any kind (including restricted stock) granted to the Employee whether under this Agreement or otherwise shall accelerate and immediately vest and become exercisable (or, with respect to restricted stock, owned) in full. Such options may be exercised for the longer of (A) the Termination Period and (B) the exercise term of each relevant option grant. Finally, during the Termination Period, the Company shall continue the benefits for the Employee and his family provided for under Section 2(c)(i), at no cost to the Employee, as well as the secretarial services under Section 2(g) and the reimbursement of office, computing and telephonic expenses under Section 3 for the Employee's office, as if the Employee remained employed by the Company through the end of the Termination Period.

          (d)   During any period in which the Employee is obligated not to compete with the Company pursuant to Section 5 hereof (unless the Employee was terminated for Cause), the Employee and his family shall continue to be covered by the Company's employee welfare benefit plans under Section 2(c). This Section 4(d) shall not limit any greater rights granted under Sections 4(a), (b) or

  (c). Such coverage shall be at the Company's expense to the same extent as if the Employee were still employed by the Company. In the event of a termination pursuant to Sections 4(b) or 4(c), the Company shall provide to the Employee, at the Company's expense, outplacement services of a nature customarily provided to a senior executive. Notwithstanding the foregoing, the obligations of the Company pursuant to this Section 4(d) shall remain in effect no longer than the term of the Termination Period.

          (e)   Nothing in this Agreement shall prohibit the Employee from voluntarily terminating his employment at any time and such termination shall not be a breach of this Agreement. In the event of such voluntary termination (that does not constitute voluntary termination for "Good Reason" pursuant to Section 4(c)), following the date of termination, the Company shall pay the Employee by the next payroll period all amounts then due to the Employee under Section 2(a) of this Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination (including bonuses) and otherwise provide transition employee welfare benefits as may be required by law.

        5.     Non-Competition. During the period of the Employee's employment hereunder and during the Termination Period, if any (but only to the extent if during such time the Company has paid the Termination Payment in full and is otherwise timely making any other payments (including bonuses), and providing benefits, in full under Sections 4(b) or 4(c)), the Employee shall not, within any state in which the Company or any subsidiary of the Company is duly qualified to do business, or in any state in which the Company is then conducting business, or within a 100 mile radius of any such state, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business engaged in the business of developing or manufacturing display technology as a significant line of business (unless the Board shall have authorized such activity and the Company shall have consented thereto in writing). Investments in less than 10% of the outstanding securities of any entity subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, shall not be prohibited by this Section 5. The Employee's obligations under this Section 5 arising after the termination of the Employee shall be terminated if the Company fails to pay to him timely any Termination Payment or bonus required to be paid, or benefits required to be provided, to him pursuant to this Agreement. The provisions of this Section 5 are subject to the provisions of Section 14 of this Agreement.

        6.     Inventions and Confidential Information. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company. The unauthorized disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of non-public information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company. The Employee acknowledges that specific proprietary information and non-public data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. By reason of his being a senior executive of the Company, the Employee has or will have access to, and has obtained or will obtain, trade secrets and confidential information about the Company's operations, which operations extend throughout the United States. Therefore, subject to the provisions of Section 14 hereof, the Employee hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

          (a)   During the period of the Employee's employment with the Company and for 3 years thereafter, the Employee will not use, disclose to others, or publish or otherwise make available to any other party (other than in furtherance of his obligations hereunder) any non-public inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company during the Employment Term. The Employee agrees to hold as the Company's property all books, papers, letters, formulas, memoranda, notes, plans, records, reports, computer tapes, printouts, software and other documents, and all copies thereof and therefrom, relating to the Company's business and affairs conducted by him as Chairman, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time after termination of his employment, to deliver the same to the Company; provided, however, the Employee shall be permitted to retain one archival copy for himself, including for use in any proceeding involving his employment with the Company; and provided, further, that no information shall be considered confidential information of the Company or otherwise subject to this Section 6 if such information (a) is known to the Employee prior to the time of disclosure, (b) has become publicly known and made generally available, (c) has been received by the Employee from a third party, (d) is independently developed by the Employee without use of the Company's confidential information or (e) is required to be disclosed by law or court order or otherwise requires disclosure in a legal proceeding.

          (b)   During the period of the Employee's employment with the Company and for 18 months thereafter, (i) the Employee will not through another entity knowingly induce or otherwise attempt to influence any employee of the Company to leave the Company's employ and (ii) the Employee will not knowingly hire or cause to be hired or induce a third party to hire, any such employee (unless the Board shall have authorized such employment and the Company shall have consented thereto in writing) or in any way materially interfere to the detriment of the Company with the relationship between the Company and any employee thereof and (iii) the Employee will not induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way materially interfere to the detriment of the Company with the relationship between any such customer, supplier, licensee or business relation of the Company. Such obligation shall not extend to employees of the Company who respond to general inquiries or advertisements (e.g., classified ads or internet job postings) or other persons who approach the Employee independently about a possible business relationship with the Employee or his business or employers without him having affirmatively caused such approach.

        7.     Indemnification. The Company will indemnify (and advance the costs of defense of) the Employee (and his legal representatives) to the fullest extent permitted by the laws of the state in which Uni-Pixel is incorporated, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and Bylaws of Uni-Pixel, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Employee, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its employees, officers and directors, against all judgments, damages, claims, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been an employee, officer or director of Uni-Pixel or any of its subsidiaries except that Uni-Pixel shall have no obligation to indemnify the Employee for liabilities resulting from conduct of the Employee with respect to which a court of competent jurisdiction has made a final non-appealable determination that the Employee would not, by law, be entitled to indemnity.

        8.     Litigation Expenses. In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder and such litigation or proceeding results in final judgment or order in favor of the Employee, which judgment or order is substantially inconsistent with the positions asserted by the

Company in such litigation or proceeding, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses. The Company shall pay all legal fees and expenses incurred by the Employee in the preparation, drafting and negotiation of this Agreement.

        9.     Consolidation; Merger; Sale of Assets; Change of Control. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture expressly assumes in writing this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture or other entity, and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred. Nothing in this Section shall limit the Employee's right to terminate this Agreement for "Good Reason."

        10.   Survival of Obligations. Sections 4, 5, 6, 7, 8, 9, 10, 11, 12 and 14 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise).

        11.   Employee's Representations. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

        12.   Company's Representations. The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any material contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

        13.   Enforcement. Because the Employee's services are unique and because the Employee has access to confidential information concerning the Company, the parties hereto agree that money damages may not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement that cannot be compensated with monetary damages, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

        14.   Severability. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in Sections 5 and 6 shall be deemed to be a series of separate covenants. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.

        15.   Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

        16.   Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via registered mail, return receipt requested, addressed as follows:

(a)	To the Company:	(b)	To the Employee:
	Uni-Pixel, Inc. 11940 Jollyville Rd., Suite 200N Austin, TX 77004 Facsimile:		Frank De Lape 700 Gemini Suite 100 Houston, TX 77058 Facsimile: 281-488-5353
	With a copy to:		With a copy to: Jonathan B. Newton Baker & McKenzie 711 Louisiana Street, Suite 3400 Houston, TX 77002 Facsimile: 713-427-5099

and/or to such other persons and addresses as any party shall have specified in writing to the other.

        17.   Assignability. This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.

        18.   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflict of laws principles.

        19.   Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

        20.   Headings of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        21.   No Mitigation; No Offset. In the event of any termination of employment under Section 4 of this Agreement, the Employee shall be under no obligation to seek other employment and there shall be no offset against amounts due the Employee under this Agreement on account of any remuneration attributable to any subsequent employment or self-employment that he may obtain.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the date first above written.

COMPANY:
UNI-PIXEL, INC.
By:	/s/ REED KILLION Reed Killion President
EMPLOYEE:
/s/ FRANK DELAPE Frank DeLape
Date: March 5th, 2005

SCHEDULE A
Registration Rights

        The Employee shall have the following registration rights pursuant to Section 2(i). Capitalized terms not otherwise defined in this Schedule A shall have the meanings set forth in the Agreement.

        (a)   The Employee may request registration for sale under the Securities Act of 1933, as amended (the "Securities Act"), of all, or a portion, of the shares of Common Stock then held by the Employee (the "Registrable Securities"). Each such request shall be referred to as a "Registration Request." Within 31 days after a Registration Request, Uni-Pixel shall prepare and file a registration statement (including all amendments and supplements thereto and all materials incorporated by reference or deemed to be incorporated by reference in such prospectus) (a "Registration Statement") on Form S-1, S-2 or S-3 (or any successor or equivalent form), as appropriate, to effect the registration under the Securities Act of all Registrable Securities which Uni-Pixel has been requested to register pursuant to the Registration Request to the extent requisite to permit the public disposition of such Registrable Securities. Uni-Pixel shall use Form S-3 if then available, as such form is the most beneficial to the Employee. Notwithstanding the foregoing, Uni-Pixel shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this paragraph (a) after Uni-Pixel has effected three registrations pursuant to this paragraph (a).

        (b)   If Uni-Pixel is required pursuant to paragraph (a) to effect a registration of Registrable Securities, Uni-Pixel shall, subject to the provisions of paragraph (a):

          (i)    use its best efforts to cause the Registration Statement to be declared effective by the U.S. Securities and Exchange Commission (the "SEC") upon the earlier to occur of (A) 90 days after the date of the Registration Request, (B) 60 days following the filing of the Registration Statement, or (C) five business days after receipt of a "no review" or similar letter from the SEC;

          (ii)   use its best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and the prospectus included therein (including all amendments and supplements thereto and all materials incorporated by reference or deemed to be incorporated by reference in such prospectus) (a "Prospectus") used in connection therewith effective at least until the earlier of (I) 90 days after the effective date of such Registration Statement, and (II) the completion of the distribution by the Employee of all of the Registrable Securities covered by such Registration Statement;

          (iii)  use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as Uni-Pixel determines, provided that Uni-Pixel shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

          (iv)  notify the Employee (A) if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to the Employee a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c)   The Employee agrees that upon receipt of any notice from Uni-Pixel pursuant to paragraph (b)(iv) the Employee will promptly discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Employee shall have received notice from Uni-Pixel that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by paragraph (b)(iv) have been furnished.

        (d)   Nothing herein shall prohibit the Employee from transferring the Registrable Securities in compliance with applicable federal and state securities laws at anytime. If any Registrable Securities are transferred by the Employee to a member of the Employee's immediate family or a trust or similar entity for the benefit of the Employee or his heirs or immediate family, the Employee shall have the right to include any such transferred Registration Securities in any Registration Request pursuant to paragraph (a).

        (e)   With a view to making available to the Employee the benefits of SEC Rule 144 promulgated under the Securities Act (and the availability of Form S-3) and any other rule or regulation of the SEC that may at any time permit the Employee to sell the Registrable Securities to the public without registration, the Company agrees to:

          (i)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (ii)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii)  furnish to the Employee, so long as the Employee owns any Registrable Securities, forthwith upon request (A) a written statement by Uni-Pixel that Uni-Pixel has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Uni-Pixel and such other reports and documents so filed by Uni-Pixel, and (C) such other information as may be reasonably requested in availing the Employee of any rule or regulation of the SEC which permits the selling of any such securities without registration.

        (f)    The Company shall pay all expenses incurred by the Company in complying with paragraph (a) and (b) including, without limitation, all registration and filing fees, all fees and expenses of complying with securities and blue sky laws, all accounting fees, all printing expenses and all fees and disbursements of counsel for the Employee; provided that the Employee shall bear any transfer taxes applicable to the Registrable Securities registered, customary (both as to type and amount) commissions, discounts or other compensation payable to the underwriters (including fees and expenses of underwriters' counsel), if any, and selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities.

        (g)   The Company shall, notwithstanding any termination of the Employee's employment with the Company, indemnify and hold harmless the Employee (and his legal representatives and brokers), to the fullest extent permitted by applicable law, from and against all judgments, damages, claims, liabilities, costs, charges and expenses incurred or sustained by him or his legal representatives and brokers arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading. The Company shall notify the Employee promptly of the institution, threat or assertion of any action, claim, suit, investigation or proceeding of which the Company is aware in connection with the transactions contemplated by this Schedule A. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Employee and shall survive the transfer of the Registrable Securities by the Employee.

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  Exhibit 10.10
EMPLOYMENT AGREEMENT—Frank M. DeLape